As filed with the Securities and Exchange Commission on June 25, 2019
Registration No. 333-211250
Registration No. 333-188368
UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
________________
POST-EFFECTIVE AMENDMENT NO.1
FILE NO. 333-211250
POST-EFFECTIVE AMENDMENT NO.1
FILE NO. 333-188368
to
FORM S-8
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

Johnson & Johnson
(Exact Name of Registrant as Specified in its Charter)

New Jersey		22-1024240
(State or Other Jurisdiction of Incorporation or Organization)		(I.R.S. Employer Identification Number)
One Johnson & Johnson Plaza New Brunswick, New Jersey 08933
(Address of Principal Executive Offices) (Zip Code) (732) 524-0400 (Registrant’s Telephone Number, Including Area Code)

Johnson & Johnson Savings Plan
Johnson & Johnson Retirement Savings Plan
Johnson & Johnson Savings Plan for Union Represented Employees
(Full Title of the Plan)

Matthew Orlando
Johnson & Johnson
Corporate Secretary
One Johnson & Johnson Plaza
New Brunswick, New Jersey 08933
(Name and Address of Agent for Service)

(732) 524-0400
(Telephone Number, Including Area Code, of Agent for Service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☒	Accelerated filer □
Non-accelerated filer □ (Do not check if a smaller reporting company)	Smaller reporting company □
Emerging growth company □
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. □

EXPLANATORY NOTE
Registration Statement on Form S-8 (File No. 333-211250), initially filed on May 10, 2016 by Johnson & Johnson (the “Registrant”), and Registration Statement on Form S-8 (File No. 333-188368), initially filed on May 3, 2013 by the Registrant (together, the “Registration Statements”), registered 40 million shares and 20 million shares, respectively, of common stock of the Registrant (“Common Stock”), and the plan interests associated therewith, pursuant to the Johnson & Johnson Savings Plan (the “Savings Plan”), the Johnson & Johnson Retirement Savings Plan (the “Retirement Savings Plan”) and the Johnson & Johnson Savings Plan for Union Represented Employees (the “Union Plan”).
The Union Plan merged with and into the Savings Plan on January 5, 2018 (the “plan merger date”). This Post-Effective Amendment No. 1 to the Registration Statements is filed to deregister the plan interests with respect to the Union Plan. All shares of Common Stock that remain unsold under the Registration Statements as of the plan merger date shall remain available for issuance under the Savings Plan and the Retirement Savings Plan.

SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No. 1 to the Registration Statements to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New Brunswick, State of New Jersey, on this 25th day of June, 2019.

JOHNSON & JOHNSON
By: /s/Matthew Orlando Matthew Orlando Corporate Secretary
No other person is required to sign this Post-Effective Amendment No. 1 to the Registration Statements in reliance on Rule 478 of the Securities Act.

Pursuant to the requirements of the Securities Act, the administrator of the Johnson & Johnson Retirement Savings Plan has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New Brunswick, State of New Jersey, on this 25th day of June, 2019.

JOHNSON & JOHNSON RETIREMENT SAVINGS PLAN
By: /s/ Warren Luther Warren Luther Member, Pension and Benefits Committee
Pursuant to the requirements of the Securities Act, the administrator of the Johnson & Johnson Savings Plan, as successor in interest to the Johnson & Johnson Savings Plan for Union Represented Employees, has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New Brunswick, State of New Jersey, on this 25th day of June, 2019.

JOHNSON & JOHNSON SAVINGS PLAN FOR UNION REPRESENTED EMPLOYEES (BY THE JOHNSON & JOHNSON SAVINGS PLAN, AS SUCCESSOR IN INTEREST TO THE UNION PLAN)
By: /s/ Warren Luther Warren Luther Member, Pension and Benefits Committee

Pursuant to the requirements of the Securities Act, the administrator of the Johnson & Johnson Savings Plan has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New Brunswick, State of New Jersey, on this 25th day of June, 2019.

JOHNSON & JOHNSON SAVINGS PLAN
By: /s/ Warren Luther Warren Luther Member, Pension and Benefits Committee